Phase 1 Summary Report

Odd 1-4 Mineral Claims

Rock Hill Area

Esmeralda County

Nevada, USA

Prepared by:

Western Minerals Inc.

For:

York Resources, Inc.

Dated:  May 28, 2009

Table of Contents

2

Page

Contents

Illustrations

2

Summary

3

Interpretation and Conclusions

3

Recommendations

5

Appendices

After page

Appendix 1 - IONIC Leach Soil Sample Data

5

Illustrations

Figure 1.  Location Map - As Shown

Figure 2. Claim Area Map, Scan - As Shown

Figure 5.  Sample Location Map - 1:4800

Figure 5a. Gold Sample Values - 1:4800

Figure 5b. Geochemical Trend, GES - 1:4800

Summary

This report summarizes the recommended Phase 1 fieldwork program conducted on behalf of York Resources, Inc. on their Odd 1-4 mineral claims during May 2009. The property is situated in the Rock Hill area 43 airmiles west-northwest of the Town of Tonopah, Nevada. The property is road accessible from Tonopah by traveling 57 miles north along Highway 95 to the Rock Hill cutoff. Take the cutoff to the east-northeast for 4 miles to the property.

The current Phase 1 fieldwork program was conducted during May 2009 at the request of the Board of Directors of the Company.

The Odd property consists of four contiguous, located, lode mineral claims that comprise a total of 82.64 acres (see Figure 2).

The claim area underwent mobile metal ion (MMI) soil sampling, proprietary IONIC Leach (IL) digestion and induction coupled plasma (ICP) analyses. The Phase 1 work involved taking a total of 45 grid controlled MMI soil samples and prospecting (see Appendix 1 and Figure 5).

The Phase 1 IL data reveals several gold exploration suite (GES) anomalous results. The GES is comprised of cobalt, gold, nickel, palladium and silver.

The following is a summary of some features indicated by the data and the interpretation of the results by the author.

Interpretation and Conclusions

Several apparently anomalous areas were encountered by the sampling program, one silver and four gold (see Figure 5a). The gold areas are irregularly shaped and three of the four lie on the boundaries of the mineral claims as does the silver zone. The silver zone lies in the NW-corner of the

Odd 1 mineral claim while the four gold zones lie in the eastern-half of the property.

The gold zones appear to lack continuity, fill-in sampling could change the apparent anomalous character of these areas, but it is not readily indicated that this additional work should be undertaken. The apparently anomalous gold trend roughly exhibits the dimensions of approximately 1,600' NW-SE x 1,200' NE-SW.

Some of the analytical results were subjected to descriptive statistical analysis. The results obtained from the data allowed representation in the form of percentage distribution histograms for a variety of elements and particularly a group or suite of elements that are often found to occur together in ore situations and may be coincident in a variety of mineralogical settings. The following table summarizes the results for the Gold Exploration Suite (GES) comprised of cobalt, gold, nickel, palladium and silver. The results are listed as follows:

GES

Element

   Anomalous

Sample Number

(ppb)

Cobalt

=12.2

(2), 3, (6), (10), 15, 27, 36, (39), 40, (41),             (42)

Gold

=1.25

(4), (12), 13, 15, (21), 22, 24

Nickel

=106

(3), (5), (15), 36, (39), 40, (41), 42

Palladium

=0.3

27, 36

Silver

=25.6

(31), (39), 40, 41, 42

*(-) refers to a sample value that is somewhat close to being anomalous or of a specific interest, i.e. occurring adjacent to another anomalous sample or bracketing another anomalous sample.

Recommendations

The Ionic Leach soil sample data results for silver and gold appear to outline five apparently anomalous areas of interest although continuity is not displayed between the bordering gold zones. The author finds the results of the MMI fieldwork studies inconclusive and could suggest further fill-in MMI sampling to try and establish a more exact pattern for the anomalies by increasing the size of the sample population. This would require more expense that has to be measured against a possible improvement in the results. The final decision in this matter of course would have to be determined by the Company.

Appendix 1: IONIC Leach Geochemical Soil Data.